UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

GEOVIC MINING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 17th Street, Suite 980 Denver, Colorado		80202
		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of 2010 Stock Award Plan

     At the Annual Meeting of Stockholders of Geovic Mining Corp. (the “Company”) held on June 11, 2010, the Company’s stockholders approved the Company’s 2010 Stock Award Plan. The 2010 Stock Award Plan was approved by the Board of Directors of the Company on March 26, 2010, subject to receiving approval of the Company’s stockholders.

     The purpose of the 2010 Stock Award Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards for high levels of individual performance. The 2010 Stock Award Plan provides a means by which eligible recipients may be given an opportunity to benefit from increases in the value of the Company’s common stock through the granting of restricted stock and restricted stock units.

     The material features of the 2010 Stock Award Plan are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2010, under the section entitled “ADOPTION OF 2010 STOCK AWARD PLAN (Proposal No. 2) — Summary Description of the 2010 Stock Award Plan,” which summary is incorporated herein by reference. The descriptions of the 2010 Stock Award Plan contained herein are qualified in their entirety by reference to the full text of the 2010 Stock Award Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

     At the Annual Meeting of Stockholders of the Company held on June 11, 2010 (“Annual Meeting”), the proposals listed below were submitted to a vote of the Company’s stockholders. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

     (1)     Election of the following persons as directors of the Company to serve until the 2011 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
William A. Buckovic	39,570,035	207,477	17,550,216
Michael A. Goldberg	29,120,402	10,657,110	17,550,216
Robert J. MacDonald	38,932,622	844,890	17,550,216
Michael T. Mason	39,307,339	470,173	17,550,216
Wade D. Nesmith	39,047,816	729,696	17,550,216
John T. Perry	29,132,802	10,644,710	17,550,216
Paul D. Rose	39,551,235	226,277	17,550,216
Gregg J. Sedun	28,304,304	11,473,208	17,550,216
John E. Sherborne	39,545,261	232,251	17,550,216

(2) Adoption of the Company’s 2010 Stock Award Plan.

Votes For*	Votes Against*	Abstentions*	Broker Non-Votes*
35,249,339	3,906,182	621,991	17,550,216

*	Represents the total voting results for all shares present or represented by proxy at the Annual Meeting. Under the rules of the Toronto Stock Exchange (the “TSX”), to be adopted, the 2010 Stock Award Plan (“Plan”) must also be approved by a majority of the shares voted at the Annual Meeting held by stockholders who are not entitled to receive a benefit under the Plan. The officers, directors and employees of the Company and its subsidiaries and nominees for directors of the Company (the “Company Insiders”) would be qualified to receive an award under the Plan. Therefore the votes of Company Insiders may not be counted for purposes of determining approval by disinterested stockholders under the TSX rules. Excluding the votes of the Company Insiders, there were 15,379,258 shares voted for, and 3,906,182 shares voted against adoption of the Plan, with abstentions and broke r non-votes as set forth above. Accordingly, the 2010 Stock Award Plan was approved in accordance with requirements of the TSX rules.

         (3)  Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,032,437	919,539	375,752	- 0 -

Item 7.01 Regulation FD Disclosure.

        The information in this Form 8-K (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

         On June 14, 2010, the Company announced voting results of its Annual Stockholders’ meeting, held  Friday, June 11, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

10.1	Geovic Mining Corp. 2010 Stock Award Plan, as approved by stockholders June 11, 2010
99.1 Press Release dated June 14, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010

GEOVIC MINING CORP.
Registrant

By: /s/ John E. Sherborne
John E. Sherborne
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.1	Geovic Mining Corp. 2010 Stock Award Plan as approved by stockholders June 11, 2010
99.1	Press Release dated June 14, 2010